Exhibit 10.1
AMENDMENT NUMBER 2 TO HOSTING AGREEMENT
    This AMENDMENT NUMBER 2 TO HOSTING AGREEMENT (this “Amendment”) is made this 3rd day of July, 2024, by and between Stronghold Digital Mining Hosting, LLC, a Delaware limited liability company (“Stronghold”) and Foundry Digital LLC, a Delaware limited liability company (“Foundry” and, together with Stronghold, each a “Party” and, collectively, the “Parties”).
    WHEREAS, the parties are party to that certain Hosting Agreement dated as of February 6, 2023, as amended by that certain Amendment Number 1 to Hosting Agreement dated as of February 8, 2023 and that certain Addendum to the Hosting Agreement dated August 28, 2023 (the “Agreement”).
    WHEREAS, the parties desire to amend the Agreement to clarify the original intent of the Parties under the Agreement with respect to certain provisions therein.
WHEREAS, capitalized terms used herein not otherwise defined shall have the meanings ascribed in the Agreement.
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties, intending to be legally bound, do hereby agree as follows:
1.Section 2.2.2 of the Agreement is hereby amended as marked in the following paragraph:
“2.2.2    This Agreement shall no longer apply to any Bitcoin Miner, and such Bitcoin Miner shall be excluded from any calculation used to determine any payments, profits or fees, that (i) is not in Working Order, (ii) is “Economically Obsolete” (as defined herein), or (iii) is removed ~~at the request of Foundry~~ and replaced pursuant to Section 5.3.”
2.Section 2.2.2.2 is further amended as marked in the following paragraph:
“2    Working Order is defined as not functioning normally for more than 30 consecutive days after Stronghold provides written notice to Foundry that a Bitcoin Miner is not functioning properly which written notice shall include calculations related to the performance of that Bitcoin Miner. Foundry shall have the right to replace that Bitcoin Miner with a ~~R~~replacement Bitcoin Miner or to repair that Bitcoin Miner to bring it to normal function. Stronghold shall hold a space at the Panther Creek facility or Scrubgrass facility for that Bitcoin Miner to be replaced or repaired for 30 days after notice is given to Foundry.”
3.Section 2.2.2.3 is further amended as marked in the following paragraph:
“3    In each case, Foundry shall have thirty (30) days to either (i) in the case of 2.2.2.1, provide a new Bitcoin Miner that is not Economically Obsolete; or (ii) in the case of 2.2.2.2, provide a replacement Bitcoin Miner or provide necessary spare parts to cure any defects in the applicable Bitcoin Miner.”

4.Section 2.2.2 is further amended by adding the following subsection 4 to Section 2.2.2:
“4    In the event a Bitcoin Miner is removed and replaced pursuant to Section 5.3, this Agreement shall apply to the replacement Bitcoin Miner supplied by Foundry commencing upon delivery of such replacement Bitcoin miner by Foundry to Stronghold at Panther Creek or Scrubgrass.”
5.Section 2.3 of the Agreement is hereby amended as marked in the following paragraph:
“2.3    The Parties agree that in the event of ~~any Early Termination~~ a termination of this Agreement as provided for in this Agreement ~~(including both an Event of Default that leads to termination)~~, neither Party shall have ~~has~~ a duty or obligation to mitigate unless otherwise indicated in this Agreement.”
6.The first line of text in Section 2.4 of the Agreement is hereby amended as marked here:
“2.4    Removal of Property. Upon ~~the early~~ a termination of this Agreement as provided for in this Agreement, Foundry may . . . .”
7.Section 4.1 of the Agreement is hereby amended as marked in the following paragraph:
“4.1    Access to Facilities. Foundry shall not be permitted access to Panther Creek or Scrubgrass other than through a supervised tour and upon prior written notice to Stronghold no less than 48 hours in advance and such access shall occur during normal business hours. Foundry may be permitted supervised access to Panther Creek or Scrubgrass to provide repairs to Bitcoin Miners that are not in Working Order or “Economically Obsolete,” in accordance with 2.2.2 above, or to replace any Bitcoin Miner at the request of Foundry in accordance with Section 5.3. Foundry will be solely responsible for any damage or loss caused by anyone acting for or on its behalf while at the Facility except to the extent of any contributory negligence on the part of Stronghold.”
8.Section 4.2 of the Agreement is hereby amended as marked in the following paragraph:
“4.2    Hazardous Conditions. If, in the reasonable discretion of Stronghold, its employees, or its agents, any hazardous conditions arise on, from, or affecting Panther Creek or Scrubgrass, Stronghold is hereby authorized to suspend service under this Agreement for the affected site without subjecting Stronghold to any liability. Stronghold shall provide written ~~courtesy~~ notice of any such suspension of service to Foundry within a reasonable time. In the event of an emergency, and upon prior written notice to ~~the~~ Foundry, Stronghold may rearrange, remove, or relocate Bitcoin Miners without any liability to Foundry. For the avoidance of doubt, Foundry shall not be liable or responsible for any obligations under this Agreement during such period of suspended service.”
9.Section 4.3 of the Agreement is hereby amended as marked in the following paragraph:

“4.3    Intermittent Outages. Foundry acknowledges that Stronghold may curtail the Bitcoin Miners upon the occurrence and continuation of ~~either~~ a Force Majeure event, ~~for~~ during outages for maintenance purposes, ~~and/or~~in the event Stronghold identifies a Hazardous Condition, or if Stronghold determines that it is in the best interest of, and more economical for, all Parties to the Agreement to sell power to the grid. Stronghold agrees to provide written notice to Foundry of any of the foregoing events, as specified in this Agreement~~, or if Stronghold, in its sole and reasonable discretion, determines that it is in its best interest and more economical to sell power to the grid~~.”
10.Section 5 of the Agreement is hereby amended as marked here:
“5.    Removal, ~~and~~ Relocation and Replacement of the Bitcoin Miners.”
11.Section 5.1 of the Agreement is hereby amended as marked in the following paragraph:
“5.1    Relocation by Stronghold. Stronghold may, from time to time, relocate ~~the~~ Bitcoin Miners within Panther Creek or Scrubgrass to the extent Stronghold reasonably determines that such relocation is necessary to protect ~~. In the event that such relocations are for the purposes of protecting~~ the Bitcoin Miners from Hazardous Conditions, due to commercially unacceptable interference (as defined in Section 5.2), ~~and/or performing~~ or to perform maintenance work on the Bitcoin Miners. ~~,~~ Stronghold agrees to provide written notice of ~~the~~any such relocation as soon as reasonably practical (or as set forth in Section 5.2 for commercially unacceptable interference). Stronghold must receive prior written approval from Foundry to relocate the Bitcoin Miners for any other reason. In any case, the site of relocation shall afford comparable environmental conditions for the Bitcoin Miners, comparable accessibility to the Bitcoin Miners, and comparable security conditions for the Bitcoin Miners. ~~Notwithstanding the foregoing,~~ Stronghold shall not arbitrarily or capriciously relocate the Bitcoin Miners. If the Bitcoin Miners are relocated according to this Section, the cost of relocating the Bitcoin Miners shall be borne exclusively by Stronghold.”
12. The first sentence of Section 5.2 of the Agreement is hereby amended as marked in the following sentence:
“5.2    Commercially Unacceptable Interference. If at any time ~~the~~any Bitcoin Miner~~s~~ causes commercially unacceptable ~~I~~interference to the other equipment at Panther Creek or Scrubgrass and such ~~I~~interference cannot be cured within ten (10) days, Stronghold may, with prior written notice to Foundry, ~~remove or~~ relocate ~~the~~such Bitcoin Miner~~s~~ at Foundry’s sole expense.”
13. Section 5.3 of the Agreement is hereby amended as marked in the following paragraph:
“5.3    Equipment Removal and Replacement. ~~Except as set forth in Section 2.3,~~ During the Term or any renewal Term, Foundry shall ~~not be entitled~~have the right to ~~remove any Bitcoin Miners from Panther Creek, but may request that Stronghold remove and deliver the~~replace Bitcoin Miners at Panther Creek or Scrubgrass ~~to Foundry~~if Foundry

reasonably determines that such replacement will be economically beneficial. For the avoidance of doubt, a replacement Bitcoin Miner will be deemed economically beneficial if such replacement Bitcoin Miner (i) has the same or higher hash rate capacity as the replaced Bitcoin Miner and (ii) has the same or better efficiency than the replaced Bitcoin Miners. In that event, Stronghold agrees, at Foundry’s sole cost upon not less than thirty (30) business days’ notice, to remove the Bitcoin Miners that are being replaced and arrange for the delivery of such removed Bitcoin Miners to Foundry~~,~~ upon the delivery by Foundry of the ~~R~~replacement Bitcoin Miners to Stronghold at Panther Creek or Scrubgrass, as applicable~~, at Foundry’s sole cost upon not less than thirty (30) business days’ notice~~.”
14.All other references in the Agreement to Panther Creek shall be amended to also refer to Scrubgrass.
15.Miscellaneous.
    a.    Each of the Parties represents and warrants that (i) it has the requisite power and authority to enter into this Amendment; (ii) this Amendment has been duly authorized, executed and delivered by such Party; (iii) the Agreement, as amended by this Amendment, is a legal, valid and binding agreement of such Party; (iv) the execution, delivery and performance of this Agreement by such Party do not contravene, violate, or constitute a default under any Applicable Law, any of such Party’s organizational documents, or any agreement, indenture, or other instrument to which such Party is a party or by which such Party is bound; and (v) the execution, delivery and performance of this Amendment do not require the approval of or any notice to any Governmental Authority.
    b.    Except as amended by this Amendment, all of the terms and provisions in the Agreement shall remain in full force and effect and shall apply to this Amendment.
    c.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall collectively constitute one instrument. Delivery or an executed counterpart of a signature page of this Amendment by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.
STRONGHOLD DIGITAL MINING HOSTING, LLC

By:    /s/ Gregory Beard
Name: Gregory Beard
Title: Authorized Person

FOUNDRY DIGITAL LLC

By:    /s/ Andrea Childs
Name: Andrea Childs
Title: SVP, Marketing and Business Operations

FOUNDRY DIGITAL LLC

By:    /s/ Juri Bulovic
Name: Juri Bulovic
Title: Head of Mining